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                                                            EXHIBIT 11



  Computation of  Historical  and Pro Forma Net Income (loss) Per Common Share
                     (in thousands, except per share data)
                                  (Unaudited)

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
                                                          Three Months                 Six Months
                                                         Ended June 30,              Ended June 30,
                                                      -------------------------------------------------
                                                           1996          1995             1996          1995
                                                           ----          ----             ----          ----
Net Income (loss)                                        ($17,183)       $2,285         ($19,207)      $2,725
                                                      ========================================================
Weighted average number of common
   equivalent shares:
      Common stock                                         12,738         9,100           12,644        9,100
      Stock options  (treasury stock
        method)                                               ---           901              ---          901
                                                      --------------------------------------------------------
        Pro forma weighted average shares
          outstanding                                      12,738        10,001           12,644       10,001
                                                      ========================================================

     Net income (loss) per share                          $ (1.35)       $ 0.23          $ (1.52)      $(0.27)
                                                      ========================================================

Pro forma net income (loss)                                (3,373)        1,430           (2,319)       1,679
                                                      ========================================================

     Pro forma net income (loss) per
      share                                               $ (0.26)       $ 0.14          $ (0.18)      $(0.17)
                                                      ========================================================
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